Exhibit 99.28(h)(xxiv)

EXHIBIT 1

This Exhibit 1, amended and restated as of February 15, 2022, is the Exhibit 1 to the Investment Company Reporting Modernization Services Amendment between Old Westbury Funds, Inc. and The Bank of New York Mellon dated July 20, 2018.

Portfolio	Ticker	Cusip
Old Westbury All Cap Core Fund	OWACX	680414307
Old Westbury Large Cap Strategies Fund	OWLSX	680414109
Old Westbury Small & Mid Cap Strategies Fund	OWSMX	680414604
Old Westbury Fixed Income Fund	OWFIX	680414406
Old Westbury Municipal Bond Fund	OWMBX	680414505
Old Westbury New York Municipal Bond Fund	OWNYX	680414869
Old Westbury California Municipal Bond Fund	OWCAX	680414877
Old Westbury Credit Income Fund	OWCIX	680414851

IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Exhibit 1 to be executed by their officers designated below effective as of the date and year first above written.

THE BANK OF NEW YORK MELLON

By:	/s/ Robert C. Jordan
Name:	Robert C. Jordan
Title:	Director

OLD WESTBURY FUNDS, INC.

By:	/s/ David W. Rossmiller
Name:	David W. Rossmiller
Title:	President & CEO